     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1999
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ---------------------------------------
                              SUNRISE MEDICAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                      95-3836867
    (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                     ---------------------------------------
                         2382 FARADAY AVENUE, SUITE 200
                           CARLSBAD, CALIFORNIA 92008
           (Address of Principal Executive Offices including Zip Code)

                    ---------------------------------------
                      AMENDED AND RESTATED SENTIENT/SUNRISE
                                STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                    ---------------------------------------

          STEVEN A. JAYE, ESQ.                           COPY TO:
    SENIOR VICE PRESIDENT, SECRETARY               JEFFREY T. PERO, ESQ.
          AND GENERAL COUNSEL                        LATHAM & WATKINS
          SUNRISE MEDICAL INC.               505 MONTGOMERY STREET, SUITE 1900
     2382 FARADAY AVENUE, SUITE 200           SAN FRANCISCO, CALIFORNIA 94111
       CARLSBAD, CALIFORNIA 92008                     (415) 391-0600
             (760) 930-1500

                    ---------------------------------------
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                    ---------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                               CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                                     PROPOSED
                                                                    PROPOSED          MAXIMUM
                                                   AMOUNT           MAXIMUM          AGGREGATE        AMOUNT OF
                                                   TO BE         OFFERING PRICE      OFFERING        REGISTRATION
                                               REGISTERED (1)    PER SHARE (2)       PRICE (2)           FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock (3)                                   70,370            $13.55          $953,533            $265
--------------------------------------------------------------------------------------------------------------------


(1) The Amended and Restated Sentient/Sunrise Stock Option Plan (the "Plan") authorizes the issuances of a maximum of 227,000 shares of common stock, par value $1.00 per share, of Sunrise Medical Inc. (the "Company") (the "Common Stock"), of which 70,370 shares are being registered hereunder. Of the 70,370 shares being registered hereunder, 65,000 shares are subject to presently outstanding options granted under the Plan and 5,370 shares are available for future grants thereunder.
(2) Estimated solely for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of the weighted average exercise price per share of outstanding options for 65,000 shares at $14.125 per share and
     (ii) pursuant to Rule 457(c) for the remaining 5,370 shares registered hereunder on the basis of the average ($6.5938) of the reported high ($6.75) and low ($6.4375) prices, for the Common Stock on the New York Stock Exchange on August 4, 1999.
(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Amended and Restated Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE
                OF THE REGISTRATION STATEMENT AS OPTIONS GRANTED
                      UNDER THE OPTION PLAN ARE EXERCISED.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

         By a Registration Statement on Form S-8 filed with the Commission on April 14, 1998, Registration File No. 333-50047 (the "Prior Registration Statement"), the Company previously registered 156,630 shares of the Common Stock of the Company reserved for issuance from time to time in connection with the Plan. The Plan authorizes the issuance of up to 227,000 shares of Common Stock. Under this Registration Statement, the Company is registering the additional 70,370 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1998 (including items incorporated by reference from the Company's Definitive Proxy Statement for its Annual Meeting of Stockholders held on November 20, 1998);

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended October 2, 1998;

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended January 1, 1999.

         (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 2, 1999.

         (e) The description of the Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any subsequent amendment or report filed for the purpose of updating such description; and

         (f) The description of the Common Share Purchase Rights contained in the Company's registration statement on Form 8-A filed with the Commission on June 29, 1992, as amended by the description contained in the Company's registration statement on Form 8-A12B/A filed with the Commission on May 16, 1997.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  NAMED EXPERTS AND COUNSEL

         The financial statements of the Company as of July 3, 1998 and June 27, 1997, and for each of the years in the three year period ended July 3, 1998 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

ITEM 8.  EXHIBITS

5.1              Opinion of Latham & Watkins.

23.1             Consent of KPMG LLP.

23.2             Consent of Latham & Watkins (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on July 30, 1999.

                                   SUNRISE MEDICAL INC.


                                   By:    /s/ Richard H. Chandler
                                          ------------------------------------
                                          Richard H. Chandler, Chairman of the
                                          Board, President and Chief Executive
                                          Officer (Principal Executive Officer)



                                   By:    /s/ Ted N. Tarbet
                                          ------------------------------------
                                          Ted N. Tarbet, Senior Vice President
                                          and Chief Financial Officer (Principal
                                          Financial Officer)



                                   By:    /s/ John M. Radak
                                          ------------------------------------
                                          John M. Radak, Vice President and
                                          Controller (Principal Accounting
                                          Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Richard H. Chandler and Steven A. Jaye, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                                Title                                                Date
---------                                -----                                                ----
/s/ Richard H. Chandler                  Chairman, President and Chief Executive     July 30, 1999
-------------------------------------    Officer (Principal Executive Officer)
Richard H. Chandler

/s/ Ted N. Tarbet                        Senior Vice President and Chief Financial
-------------------------------------    Officer (Principal Financial Officer)       July 30, 1999
Ted N. Tarbet

/s/ John M. Radak                        Vice President and Controller               July 30, 1999
-------------------------------------    (Principal Accounting Officer)
John M. Radak

/s/ Lee A. Ault                          Director                                    July 30, 1999
-------------------------------------
Lee A. Ault III

-------------------------------------    Director
Michael N. Hammes

-------------------------------------    Director
Murray H. Hutchison

/s/ William L. Pierpoint                 Director                                    July 30, 1999
-------------------------------------
William L. Pierpoint

/s/ Joseph Stemler                       Director                                    July 30, 1999
-------------------------------------
Joseph Stemler

/s/ John R. Woodhull                     Director                                    July 30, 1999
-------------------------------------
John R. Woodhull


                                INDEX TO EXHIBITS

EXHIBIT
-------
5.1                  Opinion of Latham & Watkins.

23.1                 Consent of KPMG LLP.

23.2                 Consent of Latham & Watkins (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page to this Registration Statement).